Exhibit 99.1


NMS Communications Announces Financial Results for the Second Quarter
2003

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--July 14, 2003--NMS
Communications (Nasdaq: NMSS), trusted supplier of communications products and services, today announced results for the second quarter ended June 30, 2003.

    GAAP Results

    Total revenues for the second quarter of 2003 were $21.1 million compared to $29.2 million for the second quarter of 2002, a decrease of 28 percent. The net loss for the second quarter was $36.7 million or $1.01 per share, compared to a net loss of $41.0 million or $1.14 per share for the second quarter of 2002. Included in these net loss amounts, the Company recorded charges of $28.8 million and $39.3 million, in the second quarter of 2003 and 2002, respectively, for asset impairments and restructuring activities. These charges included costs for headcount reductions, rationalizing facilities and write-offs of certain fixed assets, goodwill and intangibles. As of June 30, 2003, there is no remaining goodwill or intangible assets on the Company's balance sheet.
    Total revenues for the first six months of 2003 were $41.9 million compared to $57.4 million for the first six months of 2002. The net loss for the first six months of 2003 was $48.2 million or $1.33 per share compared to a net loss of $54.6 million or $1.51 per share for the first six months of 2002.
    NMS Communications' cash, cash equivalents and marketable securities balance on June 30, 2003 was $70.4 million compared to $78.1 million at the close of the previous quarter. Finally, there was no change to convertible debt during the second quarter, with the balance remaining at $67.3 million on June 30, 2003.

    Pro Forma Results

    With the elimination of all intangibles as of June 30, 2003, the Company will report its financial results, beginning in the third quarter, exclusively in accordance with generally accepted accounting principles (GAAP).
    Pro forma net loss for the second quarter of 2003 was $4.1 million compared to $6.3 million for the second quarter of 2002. Pro forma loss per share for the quarter was $0.11 compared to a pro forma loss of $0.17 for the comparable period in 2002.
    Pro forma net loss for the first six months of 2003 was $10.5 million compared to $12.5 million for the first six months of 2002. Pro forma loss per share for the first six months of 2003 was $0.29 compared to a pro forma loss of $0.35 for the comparable period in 2002.
    All of the pro forma numbers provided above exclude the effects of amortization charges related to acquisitions and purchased intangibles, restructuring charges, impairment charges, and other non-recurring items, each of which are explained in more detail in the footnotes to the accompanying pro forma statement of operations. NMS Communications has excluded these amounts, which management believes are not representative of results from ongoing operations, and assumed a tax rate of 35 percent, to provide our shareholders supplemental information on performance and a consistent basis for financial comparisons. Results including these charges in accordance with GAAP are also set forth in the accompanying statement of operations. NMS Communications has used this pro forma financial measure for investor communications only.

    Business Perspective

    "We made important progress on a number of fronts in the past quarter. Revenues were in line with our expectations, and on the strength of our Platforms business, we achieved our second quarter of modest sequential growth. We also met major milestones for our newer initiatives, including launching and completing the first customer lab trial of AccessGate(TM) 500, our access gateway product aimed at significantly reducing wireless network operating costs," said Bob Schechter, NMS Communications' chairman and CEO. "All of these activities, along with the continuing benefits of cost reductions implemented earlier this quarter, place us in a stronger position entering the third quarter of 2003."

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Second Quarter 2003 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at http://www.nmscommunications.com/ and click on the web cast icon in the Investor Relations section.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, a continued slowdown in communications spending, the continued implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our web site in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications and AccessGate are trademarks of NMS
Communications Corporation


                          NMS COMMUNICATIONS
                Consolidated Statements of Operations
                  (In $000's except per share data)
                             (Unaudited)

                                    For the Three      For the Six
                                     Months Ended      Months Ended
                                       June 30,          June 30,
                                    2003     2002     2003     2002

Revenues                           $21,079  $29,187  $41,891  $57,404

Cost of revenues                    16,933   17,233   27,818   32,678

Gross profit                         4,146   11,954   14,073   24,726

Operating expenses:
   Selling, general and
    administrative                   9,845   16,323   21,051   32,887
   Research and development          8,209   10,956   16,965   20,737
   Restructuring and other
    charges                          2,809        -    3,696        -
   Impairment charge                18,558   36,400   18,558   36,400
        Total operating expenses    39,421   63,679   60,270   90,024

Operating loss                     (35,275) (51,725) (46,197) (65,298)

Other income (expense), net         (1,350)   9,876   (2,085)  10,090

Loss before income taxes           (36,625) (41,849) (48,282) (55,208)

   Income tax (benefit) expense         38     (806)     (36)    (639)

Net loss                           (36,663) (41,043) (48,246) (54,569)

  Basic and diluted loss before
   extraordinary item per common
   share                            $(1.01)  $(1.14)  $(1.33)  $(1.51)

  Weighted average basic and
   diluted shares outstanding       36,266   36,033   36,235   36,054


                          NMS COMMUNICATIONS
           Pro Forma Consolidated Statements of Operations
                  (In $000's except per share data)
                             (Unaudited)

                                   For the Three    For the Six Months
                                    Months Ended          Ended
                                      June 30,           June 30,

                                   2003     2002      2003      2002

Revenues                         $21,079  $29,187   $41,891   $57,404

Cost of revenues (a)               9,174   13,386    19,629    26,876

Gross profit                      11,905   15,801    22,262    30,528

Operating expenses:
   Selling, general and
    administrative (b)             8,987   13,805    19,143    27,541
   Research and development (c)    8,060   10,476    16,736    20,174
        Total operating
         expenses (d)             17,047   24,281    35,879    47,715

Operating loss                    (5,142)  (8,480)  (13,617)  (17,187)

Other income (expense), net (e)   (1,235)  (1,136)   (2,542)   (2,094)

Loss before income taxes          (6,377)  (9,616)  (16,159)  (19,281)

   Income tax benefit (f)         (2,232)  (3,366)   (5,656)   (6,748)

Net loss                         $(4,145) $(6,250) $(10,503) $(12,533)

  Basic and diluted net loss per
   common share                   $(0.11)  $(0.17)   $(0.29)   $(0.35)

  Weighted average basic and
   diluted shares outstanding     36,266   36,033    36,235    36,054
(a) Excludes $7,421 of impairment charges to eliminate the carrying value of VQS, MMI and Mobilee purchased intangible assets for the quarter and six months ended June 30, 2003; $338 of amortization of purchased intangibles related to the MMI and VQS acquisitions for the three months ended June 30, 2003; $768 of amortization of purchased intangibles releated to the MMI and VQS acquisitions for the six months ended June 30, 2003; $946 of amortization of purchased intangibles and $2,901 impairment charge to adjust the carrying value of IML intangible assets to fair value for the three months ended June 30, 2002; $1,751 of amortization of purchased intangibles, $2,901 impairment charge to adjust the carrying value of IML intangible assets to fair value and $1,150 of the purchase accounting increase in VQS inventory at the date of acquisition for the six months ended June 30, 2002.

(b) Excludes $434 of amortization of purchased intangibles related to the VQS acquisition, $424 of non-cash compensation expense related to the IML and VQS acquisitions for the quarter ended June 30, 2003; $1,085 of amortization of purchased intangibles related to the VQS acquisition, and $823 of non-cash compensation expense related to the IML and VQS acquisitions for the six months ended June 30, 2003; $1,373 of amortization of purchased intangibles related to the IML and VQS acquisitions and $1,145 of non-cash compensation expense related to the IML and VQS acquisitions for the quarter ended June 30, 2002; $2,736 of amortization of purchased intangibles related to the IML and VQS acquisitions and $2,610 of non-cash compensation expense related to the IML, Mobilee and VQS acquisitions for the six months ended June 30, 2002.

(c) Excludes $3 of amortization of purchased intangibles related to the VQS acquisition and $146 of payments made to employees of MMI pursuant to the respective merger agreements for the acquisition for the quarter ended June 30, 2003; $83 of amortization of purchased intangibles related to the VQS and MMI acquisitions and $146 of payments made to employees of MMI pursuant to the respective merger agreements for the acquisition for the six months ended June 30, 2003; $83 of amortization of purchased intangibles and $397 of payments made to employees of Mobilee and MMI pursuant to the respective merger agreements for each acquisition for the quarter ended June 30, 2002; $166 of amortization of purchased intangibles and $397 of payments made to employees of Mobilee and MMI pursuant to the respective merger agreements for each acquisition for the six months ended June 30, 2002.

(d) Excludes $18,558 impairment charge to adjust carrying value of VQS, MMI and Mobilee goodwill and other intangible assets to fair value for the quarter and six months ended June 30, 2003; $2,809 restructuring charge related to RIF activities and to adjust the carrying value of IML facilities for the quarter ended June 30, 2003; $3,696 restructuring charge related to RIF activities and adjusting the carrying value of IML facilities for the six months ended June 30, 2003; $36,400 impairment charge to adjust carrying value of IML goodwill and other intangible assets to fair value for the quarter and six months ended June 30, 2002.

(e) Excludes $115 of amortization of debt issuance costs for the quarter ended June 30, 2003; $230 of amortization of debt issuance costs and $687 gain on extinguishment of debt for the six months ended June 30, 2003; $3,586 of foreign currency translation gain generated by the remeasurement of intercompany debt that was established in accordance with the IML transaction, $182 of amortization of debt issuance costs and $7,608 of extraordinary gain related to the repurchase of convertible notes for the quarter ended June 30, 2002; $3,787 of foreign currency translation gain generated by the remeasurement of intercompany debt that was established in accordance with the IML transaction, $8,790 of extraordinary gain related to the repurchase of convertible notes and $393 of amortization of debt issuance costs for the six months ended June 30, 2002.

(f) Assumes a corporate tax rate of 35% for all periods presented.


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                              (In $000)

                                               June 30,   December 31,
                                                 2003         2002
                 ASSETS
Current assets:
     Cash, cash equivalents and marketable
      securities                                $70,402       $85,824
     Accounts receivable, net of
      allowance for uncollectable
      accounts of $1,029 and $979,
      respectively                                7,279         8,617
     Inventories                                  7,536        10,170
     Prepaid expenses and other current
      assets                                      5,188         6,185
         Total current assets                    90,405       110,796

Property and equipment, net                       9,051        17,955
Other long-term assets                            2,493         2,558
Goodwill                                              -        10,279
Other intangible assets, net                          -        13,495
Total assets                                   $101,949      $155,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                             $16,581       $21,833

Long-term obligations, less current
 portion                                         67,267        69,067

Stockholders' equity                             18,101        64,183
Total liabilities and stockholders' equity     $101,949      $155,083

    CONTACT: NMS Communications
             For media and industry analysts:
             Pam Kukla, 508/271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             NMS Communications
             William B. Gerraughty, Jr., CFO, 508/271-1209
             Bill_Gerraughty@nmss.com